Exhibit 99.1

                                                                                                                   For immediate release:  Contact:  Douglas R. Jamieson
President & Chief Operating Officer
Phone: (914) 921-5020
For further information please visit
www.gabelli.com

GAMCO Announces Extension of Offer to Purchase
Any and All of the US$100 Million Aggregate Principal Amount of its
 Outstanding 5.875% Senior Notes Due June 1, 2021
RYE, New York, December 17, 2015 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today announced it has extended the expiration date of its previous offer (the “Offer”) to purchase for cash up to US$100 million aggregate principal amount of its outstanding 5.875% Senior Notes due June 1, 2021 (the “Notes”) (CUSIP 361438AB0).
The Offer was made pursuant to the offer to purchase, dated November 18, 2015 (the “Offer to Purchase”), which set forth the terms and conditions of the Offer.
The Offer will now expire at 5:00 p.m., New York City time, on December 28, 2015 (the “Offer Expiration Date”).  The settlement date is expected to occur on the first business day following the Offer Expiration Date, subject to all conditions to the Offer having been satisfied or waived by GAMCO.
The aggregate principal amount of Notes validly tendered pursuant to the Offer was $55,550,000 as of 5:00 p.m., New York City time, on December 16, 2015.
This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Offer.  GAMCO made the Offer only by, and pursuant to the terms of, the Offer to Purchase.  The Offer was not made to (nor were tenders of Notes accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  This announcement must be read in conjunction with the Offer to Purchase.
ABOUT GAMCO INVESTORS, INC.
GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.) and mutual funds and closed-end funds (Gabelli Funds, LLC).  As of September 30, 2015, GAMCO had $39.6 billion in assets under management.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this release, including without limitation the anticipated consummation and successful completion of the Offer (including the extension of the expiration date and satisfaction of the conditions described in the Offer to Purchase) and the possible amendment, further extension or abandonment of the Offer, contain information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the use of terms such as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “assumes” and similar expressions identify forward-looking statements. All statements that address operating performance, events or developments that GAMCO expects or anticipates will occur in the future are forward-looking statements. Although we believe that the expectations set forth in the forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may differ materially from those set forth in the forward-looking statements. In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, GAMCO has included in its Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q and 8-K, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.  Any forward-looking statements speak only as of the date of this press release. GAMCO expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.